Exhibit 99.1

Unaudited Pro Forma Condensed Consolidated Financial Information

Overview

On January 12, 2022 (the “Effective Date”), VYNE Therapeutics Inc. (the “Company” or “VYNE”) entered into an Asset Purchase Agreement (the “Agreement”) with Journey Medical Corporation (“Journey” or “Buyer”) pursuant to which the Company sold its Molecule Stabilizing Technology (MSTTM) franchise, including AMZEEQ®, ZILXI®, and FCD105 (the “MST Franchise”), to Journey. The assets include certain contracts, including the license agreement with Cutia Therapeutics (HK) Limited (“Cutia”), inventory and intellectual property related to the MST Franchise (together, the “Assets”). Pursuant to the Agreement, the Buyer assumed certain liabilities of the MST Franchise including, among others, those arising from VYNE’s patent infringement suit initiated against Padagis Israel Pharmaceuticals Ltd. There were no current or long-term liabilities recorded by the Company which were transferred to the Buyer. The sale was consummated concurrently with the execution of the Purchase Agreement.

The following unaudited pro forma condensed consolidated financial statements are intended to show how the transaction might have affected the historical financial statements of VYNE if the transaction had been completed at an earlier time as indicated therein. The unaudited pro forma condensed consolidated financial statements have been prepared in accordance with Article 11 of Regulation S-X, and were derived from the Company’s historical consolidated financial statements and are being presented to give effect to the sale of the Assets, presented on a discontinued operations basis in accordance with ASC 205, Discontinued Operations. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with:

i.	The accompanying notes to the unaudited pro forma condensed consolidated financial statements;
ii.	The audited consolidated financial statements of the Company and its subsidiaries and the accompanying notes included in the Company’s Current Report on Form 8-K filed with the SEC on August 12, 2021; and
iii.	The unaudited interim historical financial statements of the Company and its subsidiaries, the accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2021 filed with the SEC on November 10, 2021.

The unaudited pro forma condensed consolidated financial statements of the Company are based on available information and assumptions that the Company’s management believes are reasonable as of the date of this filing. The unaudited pro forma condensed consolidated statements of operations for the years ended December 31, 2020, 2019 and 2018, and the nine months ended September 30, 2021 present the Company’s results as if the transaction had occurred on January 1, 2018, the beginning of the earliest period presented. The unaudited pro forma condensed consolidated balance sheet as of September 30, 2021 reflects the Company’s assets, liabilities, and equity as if the transaction had occurred on September 30, 2021.

The unaudited pro forma condensed consolidated financial statements do not purport to represent the Company’s actual consolidated results of operations or financial condition had the transaction occurred on the dates assumed, nor are they indicative of the Company’s future consolidated results of operations or financial condition.

The unaudited pro forma condensed consolidated financial statements have been prepared in accordance with Article 11 of Regulation S-X. Article 11 of Regulation S-X requires that pro forma financial information include the following pro forma adjustments to the historical financial statements of the registrant as follows:

•	Transaction Accounting Adjustments – Adjustments that reflect only the application of required accounting to the acquisition, disposition, or other transaction.

•	Autonomous Entity Adjustments – Adjustments that are necessary to reflect the operations and financial position of the registrant as an autonomous entity when the registrant was previously part of another entity. There are no autonomous entity adjustments included in the pro forma financial information because VYNE currently operates, and after the completion of the transaction will continue to operate, as an independent, standalone entity.

In addition, Regulation S-X permits registrants to reflect adjustments that depict synergies and dis-synergies of the acquisitions and dispositions for which pro forma effect is being given in our disclosures as management adjustments. The unaudited pro forma condensed consolidated financial statements do not include management adjustments to reflect any potential synergies that may be achievable, or dis-synergy costs that may occur, in connection with the sale of the Assets. We have determined not to reflect such adjustments because we do not believe to present such adjustments would enhance an understanding of the pro forma effects of the transaction.

The transaction accounting adjustments to reflect the sale of the Assets in the unaudited pro forma condensed consolidated financial statements include:

•	The sale of the Assets of the MST Franchise pursuant to the Agreement and the elimination of operating results related to the MST Franchise presented on a discontinued operations basis in accordance with ASC 205, Discontinued Operations.

•	The estimated impact of proceeds received in connection with the transaction, net of transaction costs and income taxes paid, and the estimated gain or loss on the sale of the Assets of the MST Franchise.

The unaudited pro forma condensed consolidated financial statements are presented for informational purposes only and are based upon estimates by VYNE’s management, which are based upon available information and certain assumptions that VYNE’s management believes are reasonable as of the date of this filing. The unaudited pro forma condensed consolidated financial statements are not intended to be indicative of the actual financial position or results of operations that would have been achieved had the transaction been consummated as of the periods indicated above, nor does it purport to indicate results which may be attained in the future. Actual amounts could differ materially from these estimates.

VYNE THERAPEUTICS INC.

Pro Forma Condensed Consolidated Balance Sheet

As of September 30, 2021

(in thousands)

(Unaudited)

		Transaction Accounting Adjustments
	Historical VYNE (a)	Discontinued Operations (b)	Additional Adjustments (c)	Notes	Pro Forma
Assets
Current Assets:
Cash and cash equivalents	$52,306	$—	$15,570	i	$67,876
Restricted cash	605	—	—		605
Trade receivables, net of allowances	10,084	—	—		10,084
Prepaid and other assets	5,064	(739)	5,000	i	9,325
Inventory	8,070	(8,070)	—		—
Total Current Assets	76,129	(8,809)	20,570		87,890
Property and equipment, net	472	—	—		472
Operating lease right-of-use assets	1,036	—	—		1,036
Prepaid and other assets	3,678	—	—		3,678
Total Assets	$81,315	$(8,809)	$20,570		$93,076

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

VYNE THERAPEUTICS INC.

Pro Forma Condensed Consolidated Balance Sheet

As of September 30, 2021

(in thousands)

(Unaudited)

		Transaction Accounting Adjustments
	Historical VYNE (a)	Discontinued Operations (b)	Additional Adjustments (c)	Notes	Pro Forma
Liabilities and shareholders’ equity
Current Liabilities:
Trade payables	$7,621	$—	$—		$7,621
Accrued expenses	9,613	—	—		9,613
Employee related obligations	3,382	—	—		3,382
Operating lease liabilities	277	—	—		277
Other	104	—	—		104
Total Current Liabilities	20,997	—	—		20,997
Liability for employee severance benefits	206	—	—		206
Operating lease liabilities	775	—	—		775
Other liabilities	451	—	—		451
Total Liabilities	22,429	—	—		22,429
Shareholders' Equity:
Preferred stock: $0.0001 par value; 20,000,000 shares authorized at September 30, 2021; no shares issued and outstanding at September 30, 2021	—	—	—		—
Common stock: $0.0001 par value; 150,000,000 shares at September 30, 2021; 53,510,599 shares issued and outstanding at September 30, 2021	5	—	—		5
Additional paid-in capital	686,836	—	—		686,836
Accumulated deficit	(627,955)	(8,809)	20,570		(616,194)
Total Shareholders' Equity	58,886	(8,809)	20,570		70,647
Total Liabilities and Shareholders’ Equity	$81,315	$(8,809)	$20,570		$93,076

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

VYNE THERAPEUTICS INC.

Pro Forma Condensed Consolidated Statement of Operations

For the nine months ended September 30, 2021

(in thousands, except per share data)

(Unaudited)

		Transaction Accounting Adjustments
	Historical VYNE (a)	Discontinued Operations (b)	Additional Adjustments (c)	Notes	Pro Forma
Revenues
Product sales, net	$11,805	$(11,805)	$—		$—
Royalty revenues	658	—	—		658
Total Revenues	12,463	(11,805)	—		658

Cost of goods sold	2,445	(2,445)	—		—

Operating Expenses:
Research and development	19,723	(4,512)	—		15,211
Selling, general and administrative	46,283	(29,527)	—		16,756
Total Operating Expenses	66,006	(34,039)	—		31,967
Operating Loss	55,988	(24,679)	—		31,309
Interest Expense	5,610	—	—		5,610
Other Income, net	161	—	—		161
Loss Before Income Tax	61,759	(24,679)	—		37,080
Income Tax (Benefit) Expense	—	—	—		—
Net Loss	61,759	$(24,679)	$—		$37,080
Loss per share basic and diluted	$1.22				$0.73

Weighted average shares outstanding - basic and diluted	50,776				50,776

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

VYNE THERAPEUTICS INC.

Pro Forma Condensed Consolidated Statement of Operations

For the year ended December 31, 2020

(thousands, except per share data)

(Unaudited)

		Transaction Accounting Adjustments
	Historical VYNE (a)	Discontinued Operations (b)	Additional Adjustments (c)	Notes	Pro Forma
Revenues
Product sales, net	$10,202	$(10,202)	$—		$—
License revenues	10,000	(10,000)	—		—
Royalty revenues	791	—	—		791
Total Revenues	20,993	(20,202)	—		791

Cost of goods sold	1,392	(1,392)	—		—

Operating Expenses:
Research and development	43,533	(10,272)	—		33,261
Selling, general and administrative	89,543	(42,485)	—		47,058
Goodwill and in-process research & development impairments	54,345	—	—		54,345
Contingent Stock Remeasurement	84,726	—	—		84,726
Total Operating Expenses	272,147	(52,757)	—		219,390
Operating Loss	252,546	(33,947)	—		218,599
Interest Expense	4,390	—	—		4,390
Other Income, net	(1,110)	—	—		(1,110)
Loss Before Income Tax	255,826	(33,947)	—		221,879
Income Tax (Benefit) Expense	(258)	—	—		(258)
Net Loss	$255,568	$(33,947)	$—		$221,621
Loss per share basic and diluted	$7.88				$6.84

Weighted average shares outstanding - basic and diluted	32,418				32,418

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

VYNE THERAPEUTICS INC.

Pro Forma Condensed Consolidated Statement of Operations

For the year ended December 31, 2019

(thousands, except per share data)

(Unaudited)

		Transaction Accounting Adjustments
	Historical VYNE (a)	Discontinued Operations (b)	Additional Adjustments (c)	Notes	Pro Forma
Revenues
Royalty revenues	$443	—	—		$443
Total Revenues	443	—	—		443

Operating Expenses:
Research and development	51,202	(36,421)	—		14,781
Selling, general and administrative	45,114	(23,926)	—		21,188
Total Operating Expenses	96,316	(60,347)	—		35,969
Operating Loss	95,873	(60,347)	—		35,526
Interest Expense	921	—	—		921
Other Income, net	(1,440)	—	—		(1,440)
Loss Before Income Tax	95,354	(60,347)	—		35,007
Income Tax (Benefit) Expense	(176)	—	—		(176)
Net Loss	$95,178	$(60,347)	$—		$34,831
Loss per share basic and diluted	$11.22				$4.11

Weighted average shares outstanding - basic and diluted	8,485				8,485

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

VYNE THERAPEUTICS INC.

Pro Forma Condensed Consolidated Statement of Operations

For the year ended December 31, 2018

(thousands, except per share data)

(Unaudited)

		Transaction Accounting Adjustments
	Historical VYNE (a)	Discontinued Operations (b)	Additional Adjustments (c)	Notes	Pro Forma
Revenues
Royalty revenues	$3,533	—	—		$3,533
Other revenues	62	—	—		62
Total Revenues	3,595	—	—		3,595

Operating Expenses:
Research and development	64,474	(53,090)	—		11,384
Selling, general and administrative	14,013	—	—		14,013
Total Operating Expenses	78,487	(53,090)	—		25,397
Operating Loss	74,892	(53,090)	—		21,802
Other Income, net	(941)	—	—		(941)
Loss Before Income Tax	73,951	(53,090)	—		20,861
Income Tax (Benefit) Expense	212	—	—		212
Net Loss	$74,163	$(53,090)	$—		$21,073
Loss per share basic and diluted	$11.47				$3.26

Weighted average shares outstanding - basic and diluted	6,466				6,466

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

On January 12, 2022 the “Effective Date”), VYNE Therapeutics Inc. (the “Company” or “VYNE”) entered into an Asset Purchase Agreement (the “Agreement”) with Journey Medical Corporation (”Journey” or “Buyer”) pursuant to which the Company sold its Molecule Stabilizing Technology (MSTTM) franchise, including AMZEEQ®, ZILXI®, and FCD105 (the “MST Franchise”), to Journey. The assets include certain contracts, including the license agreement with Cutia Therapeutics (HK) Limited (“Cutia”), inventory and intellectual property related to the MST Franchise (together, the “Assets”). Pursuant to the Agreement, the Buyer assumed certain liabilities of the MST Franchise including, among others, those arising from VYNE’s patent infringement suit initiated against Padagis Israel Pharmaceuticals Ltd. There were no current or long-term liabilities recorded by the Company which were transferred to the Buyer. The sale was consummated concurrently with the execution of the Purchase Agreement.

The Agreement provides that the consideration payable by the Buyer to the Company for the Assets sold and transferred will consist of the following amounts: (i) a payment of $20.0 million on the Effective Date; (ii) a payment of $5.0 million on the one (1)-year anniversary of the Effective Date; and (iii) milestone payments of up to $450.0 million in the aggregate upon the achievement of specified levels of net sales of the products covered by the Agreement. In addition, Journey has agreed to pay VYNE 10% of any upfront payment received by Journey from a licensee or sublicensee in any territory outside of the United States, subject to specified exceptions.

The unaudited pro forma condensed consolidated financial statements reflect the following:

a)	The Company’s condensed consolidated balance sheet as of September 30, 2021 and consolidated statements of operations for the years ended December 31, 2020, 2019 and 2018 and for the nine months ended September 30, 2021.

b)	The sale of the Assets pursuant to the Agreement are presented on a discontinued operations basis in accordance with ASC 205-20, Presentation of Financial Statements – Discontinued Operations. Specific adjustments related to this presentation include the following:

i.	Adjustments to reflect discontinued operations of the assets and liabilities of the MST Franchise consistent with the guidance for discontinued operations under US GAAP. The Company’s current estimates on the discontinued operations basis are preliminary and could change as the Company finalizes the accounting for the discontinued operations to be reported in its Quarterly Report on Form 10-Q for the quarter ending March 31, 2022.

ii.	The tax impacts have been estimated using the applicable statutory income tax rates in the respective jurisdictions. The estimated income tax adjustments are subject to change and actual amounts may differ from the results reflected herein.

c)	The estimated cash proceeds received, and deferred cash payments net of transaction costs and taxes related to the gain on the transaction.

i.	To record the estimated net cash proceeds from the transaction of $20 million paid upon closing and $5 million to be paid upon the one-year anniversary of the Effective Date, less estimated transaction costs of $4.4 million. The Company does not expect to pay any federal or state income taxes based upon utilization of net operating losses. The expected tax effects are calculated based on the amount of taxable gain considering the use of historical net operating losses in place to reduce taxable income, using the applicable statutory income tax rates in the respective jurisdictions, except in jurisdictions for where there was a valuation allowance in place, which resulted in the use of a 0% tax rate. The estimates, including the jurisdictional income tax effects, are subject to change and actual amounts may differ from the results reflected herein. As described above the pro forma statements of operations present the Company’s results as if the transaction had occurred on January 1, 2018. The estimated gain of $11.8 million related to the discontinued operations and the sale has been excluded from the pro forma condensed consolidated statement of operations for the year ended December 31, 2018 as this amount pertains to discontinued operations and does not reflect the impact on income from continuing operations. No proceeds from product payments were included in the pro forma financial statements as they are contingent upon certain milestones and will be accounted for upon the achievement of such milestones.

In addition, on the Effective Date, the parties entered into a Transition Services Agreement (“TSA”) for the Company to continue to perform certain operational and administrative services related to the Assets over specified periods of time (up to 6 months in certain instances with the ability of the parties to mutually agree on an extension period). The TSA details the services to be provided, the term over which the services will be provided, and the compensation to be paid by the Buyer to the Company for providing those services. The unaudited pro forma condensed consolidated financial statements do not include any compensation related to the TSA as the agreement is not finalized and compensation related to the TSA cannot be reasonably estimated.